Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Russ Berrie and Company, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 2-96238, 2-96239, 2-96240, 33-10779, 33-26161, 33-27406, 33-27897, 33-27898, 33-51823, 333-70081, 333-76248 and 333-111853) on Form S-8, of Russ Berrie and Company, Inc. and subsidiaries of our report dated April 1, 2008, with respect to the consolidated balance sheets of Russ Berrie and Company, Inc. and subsidiaries as of December 31, 2007 and 2006, and the related consolidated statements of operations, shareholders’ equity and cash flows, for each of the years in the three-year period ended December 31, 2007, the related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2007, which report appears in the December 31, 2007 Annual Report on Form 10-K of Russ Berrie and Company, Inc.

Our report with respect to the consolidated financial statements refers to the Company’s adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” on January 1, 2007 and Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” on January 1, 2006.

/s/ KPMG LLP
Short Hills, New Jersey
April 1, 2008